UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2012

LINCOLNWAY ENERGY, LLC

(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of principal executive offices)	Zip Code)

Registrant's telephone number, including area code: (515) 232-1010

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Lincolnway Energy, LLC and Heart of Iowa Cooperative are parties to an Amended and Restated Grain Handling Agreement dated January 24, 2006, pursuant to which Lincolnway Energy purchases corn from Heart of Iowa Cooperative. Lincolnway Energy's managers unanimously determined to terminate the Amended and Restated Grain Handling Agreement in order to, among other things, provide Lincolnway Energy with more flexibility and independence in the sourcing and purchase of its corn requirements. Lincolnway Energy delivered notice to Heart of Iowa Cooperative on April 10, 2012 of the termination of the Amended and Restated Grain Handling Agreement effective six months from the date of the notice, which is October 10, 2012.

A letter from Lincolnway Energy to Heart of Iowa Cooperative advising the Cooperative of the termination of the Amended and Restated Grain Handling Agreement is being filed as an exhibit to this report.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits
	Exhibit Number	Description

	99	Letter to Heart of Iowa Cooperative

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: April 11, 2012	By:	/s/ Richard Brehm
Richard Brehm, President and
Chief Executive Officer

2